UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 24, 2012
AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” We are a holding company whose subsidiaries and affiliates operate in the communications services industry. Our subsidiaries and affiliates provide wireless and wireline telecommunications services and equipment, and directory advertising both domestically and worldwide.

We announced on July 24, 2012 that second-quarter 2012 net income attributable to AT&T totaled $3.9 billion, or $0.66 per diluted share, compared to net income attributable to AT&T of $3.6 billion, or $0.60 per diluted share, in the second quarter of 2011.

On May 8, 2012, we completed the sale of our Advertising Solutions to an affiliate of Cerberus Capital Management, L.P. for $750 million in cash, a $200 million note and a 47 percent equity interest in the new entity, YP Holdings LLC. Our operating results include the results of the Advertising Solutions segment through May 8. Beginning on May 9, we included our 47 percent equity in YP Holdings LLC in equity in net income of affiliates on our consolidated income statement.

On a reported basis, our second-quarter 2012 revenues were $31.6 billion, up $80 million from the second-quarter 2011. Second quarter 2012 revenues reflect increased wireless service and equipment revenue and wireline data revenues partially offset by the loss of directory revenues resulting from the second-quarter 2012 sale of our Advertising Solutions segment and continued declines in wireline voice revenues. Compared with results for the second quarter of 2011, operating expenses were $24.8 billion versus $25.3 billion; operating income was $6.8 billion, up from income of $6.2 billion; and AT&T's operating income margin was 21.6 percent, compared to 19.6 percent.

AT&T Mobility’s reported revenues for the second-quarter 2012 were $16.4 billion, up 4.8 percent versus the year-ago quarter. The increase in revenues reflected an increase in net subscribers and continued strong growth in data revenues.

AT&T Mobility recorded a net gain of 1.3 million wireless subscribers in the second quarter of 2012, bringing AT&T’s wireless subscriber base to 105.2 million at June 30, 2012, compared to 98.6 million at June 30, 2011. The subscriber increase reflects gains in every customer category, continued adoption of smartphones and sales of tablets and connected devices such as automobile monitoring systems, security systems and a host of other emerging products. During the second quarter, reseller net adds were 472,000, net adds for connected devices on AT&T’s wireless network were 382,000, postpaid subscriber net adds were 320,000, and prepaid net adds were 92,000. For the quarter, average revenue per postpaid subscriber increased 1.7 percent versus the year-earlier quarter due to strong data revenue growth.

Second quarter total smartphone sales were 5.1 million, including 3.7 million iPhone activations. Branded computing subscribers, which include tablets, aircards, Mi-Fi devices, tethering plans and other data-only devices, totaled 6.3 million, a gain of 496,000 in the second quarter of 2012. Branded computing subscribers are reflected in prepaid and postpaid subscriber totals (but tethering plans are not included in subscriber net adds). Tablet subscribers increased 219,000, about three-quarters of which were postpaid subscribers.

Postpaid churn was 0.97 percent, compared to 1.15 percent in the year-ago second quarter and 1.10 percent in the first quarter of 2012. Total customer churn was 1.18 percent versus 1.43 percent in the second quarter of 2011 and 1.47 percent in the first quarter of 2012.

Second-quarter 2012 reported wireless operating expenses totaled $11.4 billion, flat versus the second quarter of 2011. AT&T Mobility’s operating income margin was 30.3 percent compared to 26.9 percent in the year-ago quarter, reflecting further revenue growth from the company’s base of high-value smartphone subscribers, fewer handset upgrades and improved operating efficiencies.

Revenues from our Wireline segment were $14.9 billion, a 0.8 percent decrease from the year-ago quarter and were down slightly on a sequential quarterly basis. Revenues from our wireline business customers were $9.1 billion, a decrease of 1.5 percent from the year-ago quarter, reflecting continued declines in older circuit-based data services and voice partially offset by increases in Internet-Protocol-based data services. Revenues from our wireline consumer customers were $5.5 billion, an increase of 1.7 percent compared to the second-quarter 2011, driven by a continued increase in broadband and video revenues partially offset by the decline in voice revenues.

At June 30, 2012, our total switched access lines were 34.3 million compared with 39.3 million at June 30, 2011. The decline reflects continuing economic pressures on our customers as well as increasing competition from wireless, Voice over Internet Protocol and cable providers. Our total broadband connections were 16.4 million at June 30, 2012 and 16.5 million at June 30, 2011. U-verse High Speed Internet subscribers totaled 6.5 million at June 30, 2012, a 57 percent increase over the year-earlier quarter. At June 30, 2012, the number of U-verse video subscribers totaled 4.1 million, with a net gain of 155,000 subscribers in the second quarter of 2012. U-verse video penetration of eligible living units continues to grow and was at 17.3 percent in the second quarter of 2012. The number of U-verse voice connections (which use VoIP technology and therefore are not included in the access line total) increased by 125,000 in the quarter to reach 2.6 million.

Second-quarter wireline operating expenses totaled $12.9 billion, down 1.3 percent from the year-ago quarter, driven by continuing initiatives to reduce cost. AT&T’s wireline operating margin was 13.8 percent, compared to 13.4 percent in the year-earlier quarter.

Repurchases of our common stock under our previously announced share repurchase authorization by our Board of Directors totaled 75.8 million shares, or $2.5 billion during the quarter ended June 30, 2012. During 2012, we repurchased a total of 143.5 million shares, or $4.6 billion. We expect to continue to repurchase shares consistent with our buyback authorization.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)   Exhibits

99.1  AT&T Inc. selected financial statements and operating data.

99.2	Updated Reconciliation of Consolidated Operating Income excluding Advertising Solutions Segment

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: July 24, 2012	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller